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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT

         (a)     Activ Training Limited
         (b)     ITC Australasia Pty. Ltd.
         (c)     Turn-Key Training Technologies, Inc.
         (d)     ITC Canada Limited